UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported): February 18, 2009

AMERICAN LAND LEASE, INC.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-09360	84-1038736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29399 US Hwy 19 North, Suite 320

Clearwater, FL 33761

(Address of Principal Executive Offices) (Zip Code)

(727) 726-8868

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 18, 2009, American Land Lease, Inc., a Delaware corporation (the “Company”), and Asset Investors Operating Partnership, L.P., a Delaware limited partnership and a majority-owned subsidiary of the Company (the “Company Partnership”), entered into a revolving credit facility (the “Facility”) with GCP Capital II, LLC, a Delaware limited liability company (“Lender”) and an affiliate of Parent (as defined below) and Purchaser (as defined below). Under the terms of the Facility, the aggregate principal balance of, together with accrued and unpaid interest, under all revolving loans outstanding at any time shall not exceed $10 million and the aggregate amount of all revolving loans made under the Facility shall not exceed $20 million. The Facility expires in May 2009 and will be used for working capital and other general corporate or business purposes. Interest on borrowings under the Facility is based on a floating annual rate equal to the prime rate plus four percent. The Facility contains covenants that, among other things, restrict the ability of the Company and its subsidiaries, without the approval of Lender, to engage in certain mergers, consolidations, asset sales, transactions or to incur liens, as defined in the credit agreement, or debt, as defined in the credit agreement. A copy of the credit agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

On February 18, 2009, as contemplated by the Merger Agreement (as defined below), the Company Partnership entered into a promissory note (the “Note”) in favor of Purchaser. The Note evidences a loan made by Purchaser to the Company Partnership in an amount equal to $11,361,523.66 for the purpose of redeeming the Company Partnership’s units of limited partnership interest other than those owned by Parent. The Note matures in February 2011. Interest on the principal balance of the Note accrues at a rate of 10% per annum. A copy of the Note is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing

As a result of the satisfaction of the conditions to the Offer (as defined below) and the purchase by GCP Sunshine Acquisition, Inc., a Delaware corporation (“Purchaser”) and a subsidiary of GCP REIT II, a Maryland real estate investment trust (“Parent”), on February 18, 2009 of 7,442,072 shares (including 232,763 shares tendered pursuant to the guaranteed delivery procedures) of common stock, par value $0.01 per share (the “Shares”), of the Company, less than 600,000 Shares were then outstanding. As a result, the Company no longer fulfilled one of the continued listing requirements of the New York Stock Exchange (the “NYSE”). Accordingly, on February 18, 2009, the NYSE suspended trading of the Shares.

On February 24, 2009 and in connection with the anticipated closing of the Merger, the Company notified the NYSE of its intent to voluntarily delist its 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) from the NYSE, effective March 16, 2009, the date of the special meeting of the Company’s common stockholders at which the Company’s common stockholders will vote on the previously announced merger between Purchaser and the Company and the anticipated date of the closing of the Merger. The Company intends to effect the voluntary delisting of its Series A Preferred Stock by filing a Form 25 with the Securities and Exchange Commission (the “SEC”) on March 6, 2009. A copy of the press release announcing the voluntary delisting is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.01.	Change in Control of Registrant

As previously announced, on December 9, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parent, Purchaser and the Company Partnership, pursuant to which Purchaser and the Company will be merged (the “Merger”).

In accordance with the terms of the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase any and all of the Company’s outstanding Shares, at a purchase price of $14.20 per Share (the “Offer Price”), subject to applicable withholding tax, net to the seller in cash without interest, on the terms and subject to the conditions set forth in the Offer to Purchase dated December 23, 2008 (as amended, the “Offer to Purchase”) and the related Letter of Transmittal. The Offer’s initial offering period, which was originally scheduled to expire at 12:00 midnight, New York City time, at the end of January 22, 2009, was subsequently extended to 5:00 p.m., New York City time, on February 5, 2009, and again extended to 5:00 p.m., New York City time, on February 17, 2009. Following the expiration of the initial offering period, Purchaser provided a subsequent offering period which commenced immediately and expired at 5:00 p.m., New York City time, on Friday, February 20, 2009, to permit the Company’s stockholders who had not yet tendered an opportunity to do so and allow those stockholders to receive the same offer price of $14.20 per share, net to the seller in cash without interest thereon. The depositary for the Offer advised Purchaser and the Company that, as of 5:00 p.m., New York City time, on February 20, 2009, a total of 7,428,685 Shares (excluding Shares that had been previously tendered pursuant to the guaranteed delivery procedures and that were not actually delivered) were validly tendered and not withdrawn, representing approximately 92.4% of the Company’s outstanding common stock.

The Merger Agreement provides that, upon the time Purchaser accepts for payment and pays for any Shares tendered and not withdrawn pursuant to the Offer, and from time to time thereafter as Shares are acquired by Parent or Purchaser, Purchaser is entitled to designate a number of directors, rounded up to the next whole number, equal to the product of (i) the total number of directors on the board of directors of the Company multiplied by (ii) the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser and any of their affiliates bears to the total number of Shares then outstanding (disregarding any unvested and unexercisable stock options and all other unvested rights to acquire shares of Common Stock). Purchaser designated three representatives to serve on the Company’s board of directors, and, following the resignation of all of the Company’s directors as described below, Purchaser’s representatives constitute all of the members of the Company’s board of directors.

The amount of consideration and source of funds used by Purchaser to acquire the Shares is described in Item 10 of the Offer to Purchase, which description is incorporated herein by reference.

On February 18, 2009, as permitted by the Merger Agreement, Purchaser elected to reverse the direction of the Merger such that Purchaser will be merged with and into the Company and upon the Merger the separate corporate existence of the Purchaser shall cease and the Company shall be the surviving entity in the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on December 11, 2008.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Merger Agreement, on February 18, 2009, Thomas L. Rhodes, Bruce D. Benson, Thomas Harvey, Bruce E. Moore and Todd W. Sheets, members of the board of directors of the Company, resigned. Each of the resigning directors were members of the board of directors’ Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee.

On that same day, following the resignations discussed above, at the direction of Purchaser, Mr. Considine appointed Randall K. Rowe, James R. Goldman and David B. Lentz as directors (collectively, the “New Directors”). Mr. Considine then subsequently resigned both as a director and as the Company’s Chief Executive Officer. It has not yet been determined as to which committees of the board of directors the New Directors will be appointed. Information about the New Directors has been previously disclosed in the Information Statement contained in the Schedule 14D-9 which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 23, 2008, as amended (the “Schedule 14D-9”) and is incorporated herein by reference.

Each resigning director (collectively, the “Prior Directors”) is resigning pursuant to the Merger Agreement and none of the directors of the Company is resigning from the board of directors because of any disagreements relating to the Company’s operations, policies or practices.

On February 18, 2009, the New Directors appointed Mr. Rowe as Chief Executive Officer of the Company. Mr. Rowe, 54, has served as Chairman of Green Courte Partners, LLC (“GCP LLC”) since 2002. Prior to forming GCP LLC, Mr. Rowe was a Co-Founder and Chairman of Transwestern Investment Company, LLC from 1996-2002. Between 1997 and 2002, Mr. Rowe was also Chairman and Chief

Executive Officer of Hometown America, LLC, a large owner of manufactured housing communities that owned 14,000 home sites. There is no family relationship between Mr. Rowe and any of the Company’s other executive officers and, except as disclosed in this Current Report on Form 8-K, Mr. Rowe has not been a party to any related party transaction, nor is he a party to any currently proposed related party transaction, with the Company within the meaning of Item 404(a) of Regulation S-K.

None of the directors designated for appointment by Purchaser is a director of or holds any other position with the Company, except that Mr. Rowe was appointed as Chief Executive Officer of the Company on February 18, 2009. Parent has advised the Company that, to its knowledge, except, as disclosed in the Schedule 14D-9, none of the designees beneficially owns any securities (or right to acquire securities) of the Company or has been involved with any transactions with the Company or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules of the SEC. Parent has advised the Company that, to its knowledge, none of its designees has any family relationship with any director, executive officer or key employee of the Company.

Pursuant to the Merger Agreement, the Prior Directors adopted and approved a retention bonus plan (the “Retention Bonus Plan”) providing for the cash payment (each a “Retention Bonus”) by the Company or a subsidiary of the Company to certain officers and employees of the Company and the Company’s subsidiaries, other than the Company’s Chief Executive Officer, in an aggregate amount not to exceed $500,000. The Company awarded (the individuals awarded a Retention Bonus are referred to as a “Participant”) a Retention Bonus to, among others, Shannon Smith, the Company’s Chief Financial Officer, of $350,000, and John J. Cunningham, Jr., the Company’s Secretary, Vice President and General Counsel, of $25,000. In accordance with the Retention Bonus Plan, all Retention Bonuses were contingent upon the consummation of the Offer and subject to withholding for applicable taxes. The awarding of the Retention Bonuses was determined by the Company in its sole discretion. The Retention Bonus Plan and the Retention Bonuses were approved by the Company in a manner that satisfied the non-exclusive safe-harbor set forth in Rule 14d-10(d) promulgated under the Securities Exchange Act of 1934, as amended. From and after the effective time of the Merger, the surviving entity shall, and Parent shall cause the surviving entity to, pay any and all Retention Bonuses on or before the time required pursuant to the Retention Bonus Plan. No adjustment was made to the Offer Price as the result of the Retention Bonus Plan or any Retention Bonus.

In accordance with the terms of the Retention Bonus Plan, all Retention Bonuses were and are to be paid to the Participants as follows: (i) fifty percent (50%) was paid on February 23, 2009 (the “Initial Payment”) and (ii) fifty percent (50%) on August 23, 2009 if a Participant is employed by the Company or any Company subsidiary at such six month anniversary, except that this second fifty percent (50%) payment will nonetheless be payable to the Participant if the Participant is terminated due to death, disability, or without “cause”. For purposes of the Retention Bonus Plan, “cause” means: (i) any act, failure to act, other failure, omission, or condition taken, not taken, caused, made, or attributable, in whole or in part, to a Participant that warrants termination of such Participant’s employment (or, where applicable, service as a director) with the Company or any Company subsidiary (where applicable), as determined with respect to all of the foregoing in the sole, good faith judgment of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) or any officer of the Company to whom the Compensation Committee shall have delegated such authority; (ii) the commission of a felony or other crime involving violence or moral turpitude or any other crime involving fraud with respect to the Company or any Company subsidiary or any of their respective customers, suppliers, or other business relations; (iii) conduct causing the Company or any Company subsidiary substantial public disgrace; (iv) any act or omission with the intent of aiding or abetting a competitor, vendor, or supplier of the Company or any Company subsidiary and that has a material disadvantage or detriment to the Company or any Company subsidiary; or (v) repeated failure to perform employment duties as reasonably directed by the Company’s Board of Directors or any officer who supervises such Participant, in each case, which is incurable or is not cured to the Company’s Board of Directors or such officer’s reasonable satisfaction within 15 days after written notice thereof to the Participant.

The above summary of the Retention Bonus Plan is qualified in its entirety by reference to the terms of the Retention Bonus Plan, a copy of which is filed as Exhibit (e)(2)(F) to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, as amended, filed by the Company with the SEC, and incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Revolving Credit Agreement dated February 18, 2009 between American Land Lease, Inc., Asset Investors Operating Partnership, LP and GCP Capital II, LLC

10.2.	Promissory Note dated February 18, 2009 in favor of GCP Sunshine Acquisition, Inc.

99.1	Press Release dated February 24, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LAND LEASE, INC.

Dated: February 24, 2009	By:	/s/ Shannon E. Smith
Shannon E. Smith
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Revolving Credit Agreement dated February 18, 2009 between American Land Lease, Inc., Asset Investors Operating Partnership, LP and GCP Capital II, LLC

10.2	Promissory Note dated February 18, 2009 in favor of GCP Sunshine Acquisition, Inc.

99.1	Press Release dated February 24, 2009

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